Exhibit 99.1

Investor Day 3.20.18

Forward-Looking Statements & Non-GAAP Financial Measures Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company following the proposed merger, the anticipated benefits of the proposed merger, including estimated synergies, the expected timing of completion of the proposed merger and related transactions and other statements that are not historical facts. These statements are based on the current expectations of Maple Parent Holdings Corp. (the parent company of Keurig Green Mountain) and Dr Pepper Snapple Group, Inc. management and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties regarding the combined company’s business and the proposed merger and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the ability of the parties to successfully complete the proposed merger on anticipated terms and timing, including obtaining required shareholder and regulatory approvals and the satisfaction of other conditions to the completion of the proposed merger, (ii) access to significant debt financing for the proposed merger on a timely basis and reasonable terms and the impact such significant additional debt may have on our ability to operate the combined business following the proposed merger, (iii) risks relating to the integration of the Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc. operations, products and employees into the combined company and the possibility that the anticipated synergies and other benefits of the proposed merger will not be realized or will not be realized within the expected timeframe and (iv) risks relating to the businesses of Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc. and the industries in which they operate and the combined company will operate following the proposed merger. These risks and uncertainties, as well as other risks and uncertainties, will be more fully discussed in a definitive proxy statement that will be filed by Dr Pepper Snapple Group, Inc. with the Securities and Exchange Commission in connection with the proposed merger. While the list of factors presented here is, and the list of factors to be presented in the definitive proxy statement are, considered representative, no such list should be considered to b e a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. Neither Maple Parent Holdings Corp. nor Dr Pepper Snapple Group, Inc. is under any obligation to, and each expressly disclaims any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations. References to pro forma and combined pro forma information reflect Keurig Green Mountain's estimates for the combined company using Keurig Green Mountain's actual 2017 results and analyst consensus estimates for Dr Pepper Snapple Group, Inc., giving effect to the fully leveraged company and estimated synergies, utilizing a tax rate of 26% and do not reflect pro forma financial information presented pursuant to Article 11 of Regulation of S-X. This presentation includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, which are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency, and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and its continued inclusio n provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this presentation and included in the Company’s filings with the SEC. Important Additional Information This communication is being made in respect of the proposed transaction involving Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc. The proposed transaction will be submitted to the stockholders of Dr Pepper Snapple Group, Inc. for their consideration. In connected therewith, Dr Pepper Snapple Group, Inc. filed a preliminary proxy statement with the SEC on March 8, 2018, and intends to file further relevant materials with the SEC, including a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Dr Pepper Snapple Group, Inc. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Dr Pepper Snapple Group, Inc. once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Dr Pepper Snapple Group, Inc. will be available free of charge on Dr Pepper Snapple Group, Inc.’s website at https://www.drpeppersnapplegroup.com/ under the heading “SEC Filings and Proxy Statements” within the “Investors” portion of Dr Pepper Snapple Group, Inc.’s website. Stockholders of Dr Pepper Snapple Group, Inc. may also obtain a free copy of the definitive proxy statement by contacting Dr Pepper Snapple Group, Inc.’s Investor Relations Department at (972) 673-7000. Maple Parent Holdings Corp., Bob Gamgort (Director and Chief Executive Officer of Maple Parent Holdings Corp.), Ozan Dokmecioglu (Chief Financial Officer of Maple Parent Holdings Corp.), Bart Becht (a Director of Maple Parent Holdings Corp.) may be deemed to be “participants” under SEC rules in any solicitation of Dr Pepper Snapple Group, Inc. stockholders in respect of a Maple Parent Holdings Corp. proposal for a transaction with Dr Pepper Snapple Group, Inc.. Neither Maple Parent Holdings Corp. nor any of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in Dr Pepper Snapple Group, Inc. or the matters to be acted upon in connection with a potential transaction involving Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc., except as will be set forth in the definitive proxy statement regarding the proposed transaction. 2

Today’s Presenters Senior Vice President e-Commerce Chief Financial Officer Chief Integration Officer 3 Bob Gamgort Chief Executive Officer Keurig Green Mountain, Inc. Patrick Minogue Keurig Green Mountain, Inc. Larry Young President and Chief Executive Officer Dr Pepper Snapple Group Ozan Dokmecioglu Keurig Green Mountain, Inc. Jim Trebilcock EVP Chief Commercial Officer Dr Pepper Snapple Group Derek Hopkins Keurig Green Mountain, Inc.

Agenda KDP Vision DPS Overview & Route-to-Market KGM Business Model & Capabilities KGM Transformation KDP Financial Outlook Integration Plan Interactive Session and Q&A • • • • • • • 4

Our Vision is Based on Hiding in Plain Sight a Simple but Powerful Insight… OUR VISION: A beverage for every need, available everywhere people shop and consume 5 “Retail” Outlets Behaviors Shopper Formats/Brands Needs/Occasions Consumer

The US Beverage Market is Attractive WITH SIGNIFICANT WHITESPACE FOR KDP TO EXPAND Manufacturer/Distributor Retail $ Share 2016 Consumer Packaged Beverages US/CAN $160B 2016 RETAIL SALES $ LARGE PROFITABLE GROWING 46% ~23% AVERAGE EBITDA1 Top 3 Systems +2% 54% RETAIL $ CAGR ’11 – ‘16 All Others “Top 3 Systems” – KO, PEP, DPS portfolios include distribution partnerships. Consumer Packaged Beverage size based on Beverage Digest, Nielsen and Euromonitor; excludes non-packaged formats and alcoholic beverages. 6

While Segment Trends Illustrate the Consumption Shifts on a Macro Level 12 10 CSDs BOTTLED WATER 8 6 4 NON-CARBS 2 0 2001 2006 2011 2016 Source: BD Factbook 2017; Liquid Refreshment Beverage includes non-Carb beverages include RTD Coffee & Tea, Sports Drinks, Juice etc. 7 (billions of 192 oz. cases) LIQUID REFRESHMENT BEVERAGE ALL-CHANNEL VOLUME 2000-2016

We Need to “Double-Click” to Appreciate the Full Extent of Fragmentation that is Transforming the Beverage Landscape “Share of Throat” Colas vs. Flavors Growth of Ginger Evolution of Energy Craft vs. Mainstream Package Size New Packaging Formats Plain vs. Flavored Sparkling vs. Still Enhanced Traditional vs. Specialty Cold vs. Hot Single Serve vs. Drip Rise of Cold Brew In Home vs. Away from Home 8 Source: Beverage Digest Fact Book 2017 COFFEE WATER CSD 2011 2016 Pt. Chg CSD 24 22 (2) Bottled Water 12 21 +9 Sports Drink 2 3 +1 Juices 4 3 (1) Milk 10 9 (1) Coffee 9 9 - Tea 4 4 - Tap Water 20 14 (6)

Millennials are Thinking Beverages Differently… BEVERAGE ATTITUDES - % AGREEMENT About Source: KGM Custom Survey, McKinsey Note: Millennials defined as 18-34 9 Millenials Vs. All Other Ages The most important thing about a beverage is how good it tastes 64% ---I believe my choice of beverage can change my mood 50% +17% I like to try new brands of beverages I like to try new types of beverages 53% 45% +17% +11% Beverages with natural/good for you ingredients are worth paying more I wish the best tasting beverages were better for me 42% 69% +10% +8%

…Leading to the Fragmentation in Broader Beverage and Growth of Coffee 2017 Penetration WEEKLY PENETRATION 2012 to 2017 CSD 60% BOTTLED WATER 53% HOT COFFEE 49% COLD COFFEE 11% SMOOTHIES 15% NON-DAIRY MILK 7% 5 YEAR CHANGE 5 YEAR CHANGE AMONG MILLENIALS* ENERGY DRINKS 6% Source: Kantar World Panel 2017 Note: Millennials defined as 18 to 39 10 4% 9% 8% 5% 4% 4% 4% 8% 4% 6% 3% 5% 1% 1%

Recognition of Coffee as a Mainstream Beverage is Long Overdue ORE DAY 11 BEF TO

Coffee’s Continued Future Growth Potential is Strong HEALTH AND WELLNESS TAILWIND OCCASIONS ARE RAPIDLY EXPANDING OUTSIDE OF THE MORNING Past-week penetration of coffee at time of day COFFEE HAS BECOME A MAINSTREAM BEVERAGE OF CHOICE FOR TEENS Coffee and soft drink incidence among 13-18 year olds, past-day penetration COFFEE SOFT DRINKS 87% 80% -7pts BREAKFAST Coffee May Protect Against Cancer, W.H.O. Concludes 36% 41% 5 pts MORNING 15% 18% 3 pts LUNCH 3 Reasons Why Cof f ee Is So Good For You 19% 26% 7 pts DINNER 2014 2017 Source: NCA National Coffee Drinking Trends Survey 2017 12 45% 42% 37% 21%

Brand Portfolio Needs to be Matched with Universal Availability 13 “Retail” Outlets Behaviors Shopper Formats/Brands Needs/Occasions Consumer

Changing Retail Landscape Driven by Significant Changes in Consumers CONSUMER MACRO TRENDS SHOPPER IMPLICATIONS RETAILER IMPACT CONVENIENCE & VALUE CONSOLIDATE FOR EFFICIENCY SMALLER HOUSEHOLDS STOCK-UP TO FILL-IN NEW E-COMM RETAILERS INCOME BIFURCATION STOCK-UP TO ONLINE FILL-IN OCCASION FROM NON-TRADITIONAL RETAILERS POPULATION SHIFT TO CITIES ONLINE EXPANSION IMPULSE RETAIL GROWTH SMALL OUTLET EXPANSION Source: Kantar Consulting 2017 14

Growth is Shifting to Non-Traditional and Beverage Retail Outlets… Food FORECASTED RETAIL CHANNEL $ GROWTH MASS/ SUPERCENTER CHANNEL SUPERMARKET CLUB DISCOUNTER DRUG AND CONVENIENCE ONLINE Source: Kantar Retail IQ; Kantar Consulting US Retail Outlook 2018 15 ($ billions) 2017-2022 $233 $67 $60 $41 $35 $17

…Requiring Manufacturers to have a New Set of Selling and Distribution Capabilities REACH SCALE OMNI ACCESS Combination of selling distribution capabilities to reach all points of purchase Relevance and efficiency to have influence as retail consolidation accelerates The ability to partner with online retail and deliver the right packaging formats and new logistics requirements Direct channel to consumers – both communication and selling 16

Combined KDP will be a Top US RETAIL EDIBLES SALES (EX. APPLIANCES) 10 Contributor at Retail Source: IRI Multi-Outlet Latest 52 Weeks Ending 12-31-17 Note: KDP includes owned and licensed brands only 17 RANK PARENT COMPANY SALES ($B) % CHG VS YA 1 PEPSICO 37.3 0.4% 2 KRAFT HEINZ 21.7 -1.4% 3 COCA COLA 19.2 1.2% 4 NESTLE 18.4 -0.6% 5 AB INBEV 16.2 -1.1% 6 GENERAL MILLS 12.2 -3.7% 7 KEURIG DR PEPPER 11.1 2.2% 6 KELLOGG 9.2 -3.5% 7 MARS INC 8.3 2.2% 8 HERSHEY 8.3 1.3% 9 TYSON FOODS 8.2 1.5% 11 CONAGRA BRANDS 8.1 -2.4% 12 MOLSON COORS 8.1 -1.5% 13 CAMPBELL SOUP 7.5 -1.0%

KDP is Created to Win in the Changing Consumer and Shopper Landscape Broad Brand Portfolio Scale Distribution & Selling System Innovation, Renovation, M&A and Partnering Capabilities Highly Efficient Business Model 18

Agenda KDP Vision DPS Overview & Route-to-Market KGM Business Model & Capabilities KGM Transformation KDP Financial Outlook Integration Plan Interactive Session and Q&A • • • • • • • 19

DPS Portfolio is Winning AND OUTPACING KEY COMPETITORS in the Marketplace 2017 Dollar % Change vs. Year Ago Source: IRI Unify Calendar FY 2017 20 MULO GROCERY DRUG CONV MASS LRB 1.4% 0.8% -6.2% 0.5% 3.1% DPS 4.0% 1.9% -1.4% 4.4% 4.8% DPS exc. Allied 3.1% 1.2% -4.7% 0.9% 4.5% Competitor A 1.6% 1.5% -9.6% 0.9% 4.0% Competitor B -2.2% -4.1% -9.5% -4.1% 0.1%

Success is Driven by Aligning Brands Against Consumer Needs HYDRATE WHOLESOME ENERGIZE INDULGENT REFRESH 21

Success is Driven by Aligning Brands Against Consumer Needs HYDRATE WHOLESOME ENERGIZE INDULGENT REFRESH 22

DPS CSDs have Leadership Positions ROOTBEER GINGER ALES PEPPER #1 #1 #1 #2 LEMON-LIME GRAPEFRUIT ORANGES #2 #1 #1 #3 Source: IRI Retail $ Sales 2017 23

DPS is the Flavored Soft Drink Category Leader Their Respective Segments 4% 21% -0.3 1 FY 2016 & 2017, MULO + C; $RSV 2 IRI MULO + C L52 w/e 11/5/17, US only 24 DPS Leads Flavor Share DPS Consistently Outperforms Category DPS CSD Flavors Outperform Non-Cola Dollar Share1 AO PVL 5% DPS COMPANY A39% COMPANY B 31% ’15-’17 Retail Sales Growth2 DPS Category Retail Sales Growth ‘17 vs YA Total Cola & Pepper-0.9% Total Ginger Ale Total Grapefruit 2.2% 5.9% 8.2% 4.0% 6.4% 1.3% %

Dr Pepper…A Winning CSD Brand Up +0.3 2.2% EQ Vol %Chg vs YA Dollar Vol %Chg vs YA -4 1 Millward Brown Brand Equity Tracker Q2 and Q3 ’17 2 IRI MULO + C FY 2017 25 Ranked most unique CSD by consumers1 #1#2#3#4 Outperforming competitors and category2 Total CSD1.1%share pts vs YA0.5G% -0.6% -1.4% -2.0% Consumers love Dr Pepper! Ranked #2 in brand affinity for indulgence need

Canada Dry…The Leader in Ginger Ale 9.2% Canada Dry 56.1% 17.2% vs YAG 1 IRI MULO + C FY 2017 2 Nielsen XAOC Incl. Conv, Volume % Chg vs. YAG 2007-2015; IRI MULO + C, Volume % Chg vs. YAG, 2016-2017 26 Equities and positioning to support refresh occasions Canada Dry Has 56% Share1 of Ginger Ale and Growing 10.7% Seagram's Schweppes Private Label+1.2 pts All Other 11 Straight Years2 of Volume Growth and Counting! 12% 7% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 7% 10% 8%8% 6% 5%6% 2%2%

Snapple…The Leading RTD Flavored Tea Brand 1 Millward Brown Brand Study 2017 Q3/Q4 2 IRI MULO + C Snapple TM (x SUT) Q4 2017 3 IRI Panel Data FY 2017 27 The #1 Tea & JD Brand for Flavor1 #1#2#3#4#5 Successful Launch of 16oz PET2 PET went national in Q4:  Fueled +8% growth in 16oz  Gained distribution  Velocities increased +1.4% Snapple Captures 3 Distinct Consumers3

Success is Driven by Aligning Brands Against Consumer Needs HYDRATE WHOLESOME ENERGIZE INDULGENT REFRESH 28

Bai…The Fastest Growing Flavored Enhanced Water Brand Bai has the #1 Single SKU in $ Sales in the Flavored Bai has continuously driven growth across all outlets1 + 36% YoY Flat YoY Flavorful Sweeteners 1 IRI Bai MULO + C , FY 2014-2017 2 IRI MULO, Latest 52 Weeks Ending 02-25-18 29 $359 2014201520162017 Enhanced Water Category & Continues to Grow2 #1#2 Bai offers a variety of platforms so consumers don’t have to sacrifice on health and flavor Low Calorie/Sugar No Artificial $252 $119 $41

Mott’s…The Branded Category MOTT’S IS THE #1 BRANDED APPLE JUICE Leader MOTT’S IS THE #1 BRANDED APPLESAUCE 9% Mott’s Gogo Squeez Musselman’s A/O Sauce Mott’s Juicy Juice Tree Top A/O Juice 58% 59% 21% Source: IRI Total US MULO, FY 2017 30

DPS Offers a National Incubation Hub for Entrepreneurial Brands in Emerging Categories For Allieds, DPS partnership provides access to opportunity to scale fast and grow. Help brands achieve national distribution • Ability to sell in and execute programs at point of sale Access to industry leading capabilities • • Ability to bundle with bigger brands • 31

We have a Proven Growth Model through these Allied Partnerships Reaching Key Consumer Needs #1 Selling Premium Imported Water +156% $ Growth CAGR ‘15 to ‘17 #1 Coconut Water Brand Across all Channels #2 Cold Brew Coffee in the Convenience Channel Only Growing Sports Drink in 2017 +$150M Sales Growth from ‘15 to ‘17 +23 pts ACV from ‘15 to ‘17 +35 pts ACV from ‘15 to ‘17 Source: IRI MULO+C, Calendar Years 2015-2017 32

We Leverage Renovation, Innovation & to Meet Evolving Consumer Needs Our Open System RENOVATION INNOVATION OPEN SYSTEM 33

Five Distinct Route-to-Market Models Enable Broad Reach of DPS’ US Portfolio 1 Concentrate 2 National Company Warehouse 3 4 Independent 5 DSD (ISO) All Retail Outlets Primarily National and Regional Restaurants All Retail Outlets Direct to Large and Small Formats for Non-Franchised Brands Channels Through Which Consumers are Served • • • Large and Small formats Vending Large and Small formats Vending • Source: Company data, 2017 U.S. Bottler Case Sales 34 Sales to COLA Systems 30% Fountain / Foodservice 20% Owned DSD 30% Distributor 10% Direct 10%

COLA System Provides Primary Retail Distribution Vehicle for Dr Pepper Brand 1 2 Concentrate National 3 Company Owned DSD 30% 4 Independent Distributor DSD (ISO) 10% 5 Warehouse Direct 10% Fountain / Foodservice 20% SALES COVERAGE • DPS sales team covers headquarters of top 125 retail accounts • COLA System sales team covers regional chains & store-by-store selling DISTRIBUTION • Manufactured and distributed by COLA System Bottlers under long-term contracts • All classes of trade serviced in designated geographies (ex. national fountain customers) Source: Company data, 2017 U.S. Bottler Case Sales 35 Sales to COLA Systems 30%

Dr Pepper is a Critical Brand for the COLA with a Secure Place in their Portfolios Systems, SINGLE DRINK PERFORMANCE LOCAL MARKET SHARE LEADERSHIP • Dr Pepper adds significant share in 34 IRI markets for franchise COLA System Bottlers • Enables truck share leadership in 10 markets 3 # PROFITABILITY • Dr Pepper ranks as a top profitability performer within a Bottler’s portfolio due to its over index in single drink sales mix • Single drink per case margins are 4:1 over take home packages* 20oz CSD in All Outlets & Convenience ESTABLISHED LONG-TERM AGREEMENTS • Long-term agreements in place with majority of anchor COLA System Bottlers • Bottlers required to treat Regular and Diet Dr Pepper as a priority brand in their systems 6 # LRB SKU in Convenience Source: IRI Market Advantage, L52W 1-28-18, MULO + C, Total US Convenience, $ Sales, 20oz 1pk ; *Company Data 36

DPS-Led Selling Organization Ensures Broad Availability on Restaurant Fountains 1 2 Concentrate National 3 Company Owned DSD 30% 4 Independent Distributor DSD (ISO) 10% 5 Warehouse Direct 10% Sales to COLA Systems 30% SALES COVERAGE • DPS sales team covers headquarters for top 200 national restaurant/commissary customers and +2,500 regional accounts • Dr Pepper is the #1 fountain brand based on availability and #3 based on sales DISTRIBUTION • National foodservice distributors and restaurant-specific commissaries distribute syrup • Long-term Freestyle agreement with Coke enables availability in newest fountain technology Source: Company data, 2017 U.S. Bottler Case Sales 37 Fountain / Foodservice 20%

Dr Pepper’s Ability to Create Incremental Sales has Led it Become America’s Most Widely Available Fountain CSD to #1 BRAND IN FOUNTAIN AVAILABILITY1 #3 FREESTYLE AVAILABILITY BENEFIT BRAND IN FOUNTAIN SALES2 1 Beverage Digest Fact Book 2016 2 The NPD Group/CREST® YE Dec ’17 38

Combination of Company-Owned & Partner Distributors Provide National DSD Reach for Packaged Goods 1 2 Concentrate National 3 Company 4 Independent 5 Warehouse Direct 10% Sales to COLA Systems 30% Fountain / Foodservice 20% SALES COVERAGE • DPS sales team covers headquarters of all retail accounts • Front line sales team covers store-by-store selling DISTRIBUTION • Capability to reach full US population • Selling & distribution at all classes of trade within geographies (ex. Fountain) • Company-owned DSD distributes Dr Pepper brand in Dallas, Houston and Chicago 39 Source: Company data, 2017 U.S. Bottler Case Sales Owned DSD 30% Distributor DSD (ISO) 10%

Company-Owned DSD Network Covers 75% of US Population with Access to 200K Points of Distribution HEADQUARTER SELLING FRONTLINE SELLING LOCAL MARKET DISTRIBUTION IN OUTLET EXECUTION DPS National Accounts Regional Key Accounts • • • 3,500 merchandisers in outlet daily • Ability to pick product from the backroom to fill shelf voids • Ensures point of sale and display execution • Cold Drink Execution 70 regional key accounts and National Team Coverage of 520 smaller chains within DSD geographies 1,500 frontline account managers in outlet daily Strong relationships with chain store managers Face-to-face selling for fragmented non-chain trade and local accts • 6,000 trucks; 100 DCs • Deliver to ALL channels within geography • Cover 187K outlets: • • • - - - Large format 24K Small format 133K On-premise 30K DPS Company-Owned DSD - 13K full service vending machines +600K coolers 40 -

Distribution Partners Provide DSD 25% of US Population Coverage in Remaining DPS and Partner Distribution Franchise Map Partner Distributor Key Points 7UP Bottling - Watertown • Provide same DSD access benefits as Company-Owned Operations Columbia Polar • Established, long-term relationships Honickman Royal Crown - Evansville Varni • Scalable for innovation Ritchie Group Choice USA Kalil Made-Rite Company-owned bottling operations Partner Distributor operations Select Partner Distributors 41

Combination of Company-Owned and Independent Enables National Reach For Emerging Brands… DPS DISTRIBUTION GROWTH – CONVENIENCE CHANNEL Distributors 70+ 60+ 70+ +54 +50 +44 Pre-DPS (2014) Post-DPS (2017) Future Pre-DPS (2015) Post-DPS (2017) Future Pre-DPS (2014) Post-DPS (2017) Future Source: IRI Total US - Conv 2014-2017 by Quarter; Internal DPS projections 42 56 12 50 0 58 4

...and Enable the Company to Capitalize on Regional Brand Strength - -• . . r <DP 43

Warehouse Direct Provides Brands with Large and Efficient Delivery Model National Outlet Coverage 1 2 Concentrate National 3 Company Owned DSD 30% 4 Independent Distributor DSD (ISO) 10% 5 Warehouse Sales to COLA Systems 30% Fountain / Foodservice 20% SALES COVERAGE • DPS sales team covers headquarters for key accounts • Combination of DPS and broker sales teams cover all other chain and wholesale accounts • Total business $1.2 billion annual retail sales2 DISTRIBUTION • Product moves through retailer or wholesalers warehouse and logistical networks to stores • Store-level merchandising support through broker network 1 Company data, 2017 U.S. Bottler Case Sales 2 Company data, 2017 U.S. Bottler Case Sales; IRI MULO + C l52w 2/25/18, plus projections for mixers in liquor stores and Costco 44 Direct 10%1

Synergy Opportunities within New KDP GROWTH ENGINE FOR NEW PRODUCTS SCALE / EFFICIENCY CONTINUITY 1 2 Concentrate National 3 Company 4 5 Warehouse Independent DSD Deep national account coverage – Retail and Foodservice Unique allied partnership model Overlap with KGM provides opportunity for efficiency National DSD model that is both effective and scalable Secure distribution model for Dr Pepper 45 Sales to COLA Systems Fountain / Foodservice Owned DSD Distributor Direct

Agenda KDP Vision DPS Overview & Route-to-Market KGM Business Model & Capabilities KGM Transformation KDP Financial Outlook Integration Plan Interactive Session and Q&A • • • • • • • 46

Keurig Green Mountain has Transformed Under Private Ownership FROM TO Disciplined business model focused on single-serve coffee in North America Unfocused management drifted into non-core category pursuits and international expansion Business model reliant on IP to keep partners and consumers in the closed system Consumer-friendly, open system successfully gaining partners based on quality, price, service and innovation Significant brewer losses limited investment in system marketing and machine innovation Brewer gross margin trending toward break-even, enabling significant investment in system marketing and innovation Supply chain reinvention and organization restructuring are delivering significant productivity Non-optimized supply chain and organizational structure led to widespread inefficiencies Poor cash management and ineffective capital investment strategy limited free cash flow Best-in-class cash management enables rapid deleveraging 47

KGM Sources of Value Creation are Clear K G M P R O F I T A B L E G R O W T H PENETRATION PROPOSITION/ RETENTION 48 CASH MANAGEMENT LOW COST MANUFACTURER PARTNER VALUE OWNED BRAND GROWTH REPEATABLE MARKETING MODEL REVITALIZED INNOVATION PIPELINE BREWER HH POD GROWTH/MIX

A Large Penetration Opportunity is Readily Available AWARENESS 21M at-home coffee drinking HHs currently not aware of the Keurig system TRIAL 33M HHs who are aware of Keurig but have not tried to date REACTIVATION 13M HHs who have owned and used the Keurig system but are no longer active PENETRATION OPPORTUNITY 67M HHs Source: KGM At Home Omnibus Study July 2017 49 71M Keurig Aware 21M Not Aware 38M Keurig Owners 33M Aware, never owned 25M Regularly Use Keurig 13M Lapsed Users 126M Total US HHs 92M At Home Drinkers of Coffee 34M Do not drink coffee At Home

Significant Additional Growth Opportunity has KGM/BAIN US HOUSEHOLD PENETRATION RESEARCH been Quantified Single-Serve 1.5x-2.5x Penetration TODAY Quality Image Modern Convenience Variety Value France NL US Full Potential CONSUMER NEED CLUSTERS 50 Coffee HH HH Penetration Potential 65% 63% 20%

Growth is Accelerating Across the Total Keurig System +11% TOTAL KEURIG BREWER UNIT GROWTH1 +9% HOUSEHOLD PENETRATION GROWTH2 +7% TOTAL SINGLE SERVE CATEGORY VOLUME GROWTH1 1 Latest 52 weeks ending 2/10/18 2 2017 Y/E vs. previous year SOURCE: KGM POS Data All Outlets,*All Outlets = MULO Coffee and KGM SS POS from non-reported channels / IRI; NPD Coffeemaker POS Data 51

Keurig’s Innovation Pipeline has Been Revitalized K G M P R O F I T A B L E G R O W T H POD GROWTH/MIX REPEATABLE MARKETING MODEL PARTNER VALUE PROPOSITION/ RETENTION OWNED BRAND GROWTH LOW COST MANUFACTURER CASH MANAGEMENT 52 REVITALIZED INNOVATION PIPELINE BREWER HH PENETRATION

Keys to Unlocking Household Penetration Opportunity are Clear CONSUMER NEED CLUSTERS QUALITY IMAGE MODERN VARIETY CONVENIENCE VALUE BREWER ATTRIBUTES Strength High Quality Brewer Brewer Size Aesthetics Coffeehouse Beverages App Control of Brewer Coffeehouse Beverages Strength Strength Large Batches Brewer Pricing 53

Pipeline of New Products are Addressing Core Consumer Needs NOUNCED 54 SUMMER ‘17 FALL ‘17 SPRING ‘18 FALL ‘18 FALL ‘18 2019 2019 K-Compact™ VALUE K-Select™ CONVENIENCE QUALITY K-Elite™ IMAGE VARIETY NEW K-Mini™ IMAGE MODERN K-Café™ MODERN VARIETY TO BE AN AT FUTU IMAGE MODERN RE DATE VALUE VARIETY

Brewer Marketing Model has Been Optimized K G M P R O F I T A B L E G R O W T H POD GROWTH/MIX REVITALIZED INNOVATION PIPELINE PARTNER VALUE PROPOSITION/ RETENTION OWNED BRAND GROWTH LOW COST MANUFACTURER CASH MANAGEMENT 55 REPEATABLE MARKETING MODEL BREWER HH PENETRATION

Latest Prophet Brand Relevance Index Underscores Significance of Keurig Brand Among US Consumers #15 +18 PLACES VS. 2016 ~13,500 customers surveyed l 275 brands l 27 industries 56

11Brew The Love" campaign,featuring James Carden,was launched late 2017 <DP 57

KGM has a Broad Portfolio of Owned and Licensed Brands K G MP R O F I T A B L E G R O W T H BREWER HH PENETRATION REVITALIZED INNOVATION PIPELINE REPEATABLE MARKETING MODEL PARTNER VALUE PROPOSITION/ RETENTION LOW COST MANUFACTURER CASH MANAGEMENT 58 OWNED BRAND GROWTH POD GROWTH/MIX

KGM has a Broad Portfolio of Owned and Licensed Brands 0 • • 0 LAUGHING . 0 UTHo 9 collection· H GloriaJ an's C'oFF IEIES • COFFEE • • · IAKERY INSPIRED <DP 59 (->JNNABON DI

TOP K-CUP® POD BRAND IN TOTAL RETAIL SALES 60

The Flagship Green Mountain Brand was Relaunched in 2017 Activation 61 NEW LOGO/PACKAGE OPTIMIZED ASSORTMENT From 47 to 30 Varieties: Core, Flavors, Single Origins SEASONALS MAKEOVER PRODUCT NEWS New Single Origin subline NEW AD EXECUTIONS Focus: Dark Magic & Sumatra Reserve DIGITAL/SOCIAL Website/Digital Overhaul & Social

…impact of New Marketing Programs was felt immediately 0.6% -2.6% -2.9% 62 EQ SALES SHARE (EX CLUB) GROWTH 0.9% 0.4% 0.3% Q1’16 Q2’16 Q3’16 Q4’16 Q1’17 Q2’17Q3’17Q4’17Q1’18 -0.6% -1.5% -3.2%

#1 SELLING SKU IN KEURIG SYSTEM 63

Donut Shop Marketing Programs Start in May 2018 TV ADVERTISING SOCIAL/PR PRODUCT NEWS Campaign launch 5/14/18 +50% INVESTMENT DIGITAL PARTNERS PRECISION DIGITAL DIGITAL RADIO 64

LAUGHING MAN CDMPANY c 0 F FEE 8

Laughing Man KGM’s Leading Mission-Driven Brand Offering Partnership with Hugh Jackman A portion of sales support the Laughing Man Foundation COFFEE & RECYCLABLE PODS 66 2 0 1 8S U P P O R TP L A N SHOPPER MARKETING NATIONAL FSI NEW PACKAGING, BAG MEDIA LAUNCH (3/12)

KGM is Expanding its Position in Premium Bagged Coffee in KEY HIGHLIGHTS 2018 Retail pricing competitive with Mainstream brands Spring 2018 Launch Leverage K-Cup® pod Promotion Events Joint display activation with K-Cup® pods 67

We’ve Enhanced Value Proposition we Offer to Brand Partners K G MP R O F I T A B L E G R O W T H BREWER HH PENETRATION REVITALIZED INNOVATION PIPELINE REPEATABLE MARKETING MODEL OWNED BRAND GROWTH LOW COST MANUFACTURER CASH MANAGEMENT 68 PARTNER VALUE PROPOSITION/ RETENTION POD GROWTH/MIX

KGM Offers Unmatched Value for Our Brand and Private Label Partners COMPETITIVE POD PRICING CURBSIDE-ACCEPTABLE RECYCLABLE CUP PARTNER BRANDS FEATURED IN KEURIG ADS THE HIGHEST QUALITY PRODUCT ACCESS TO KEURIG’S RETAIL CHANNELS EXCLUSIVE ACCESS TO KEURIG INSIGHTS TRACKER 69

100% of Keurig K-Cup Pods will be Recyclable in 2020 TARGET 100% 100% 2016 2017 2018 EOY 2019 2020 EOY BETA test for recyclable K-Cup pods; 4 SKUs available online only Expansion into Canada begins Target for 100% of K-Cup pods to be recyclable in Canada Production and availability increases in the US All K-Cup pods are recyclable 70

Brewer and Pod Growth have Benefited by Unique Capabilities in E-Commerce and Away From Home K G M P R O F I T A B L E G R O W T H PENETRATION PROPOSITION/ RETENTION LOW COST MANUFACTURER CASH MANAGEMENT 71 PARTNER VALUE OWNED BRAND GROWTH REPEATABLE MARKETING MODEL REVITALIZED INNOVATION PIPELINE BREWER HH POD GROWTH/MIX

Three Distinct KGM Route-to-Market Models Broad Reach for Brewers and Pods Provide 2 3 1 At Home Retail Sales Away from Home Retail Sales E-Commerce Sales 72

KGM at Home Retail is Designed to Maximize Expansion the Keurig System Over a Diverse Customer Base of KEURIG “SYSTEM” EMPHASIS Pods BUSINESS MIX Appliances CLUB / MASS GROCERY EXAMPLE CUSTOMER Broker Broker Coverage Direct Sales Teams SALES COVERAGE Coverage DISTRIBUTION Warehouse Distribution 73 DEPARTM ENT / SPECIALTY

KGM Away From Home Provides Unique Access to On-the-Go, Workplace and Hospitality Consumption Occasions CHANNEL PARTNERS OUTLETS Office Dining Convenience Hospitality 74 + Network of ~400 distributors

Keurig System has Experienced Away From Home Channels Success in st 1 SINGLE SERVE COFFEE IN OFFICES PREFFERED 7to1 IN SINGLE SERVE COMMERCIAL BREWERS IN 20% 800K OF ALL U.S. WORKPLACES HOTEL BREWERS IN THE US *Source: Distributer and Away from Home Decision Maker Study, 2016; Omnibus 2017; KGM Install Base analysis 75

E-Commerce Continues to Advance into Grocery Territory MULTIPLE METRICS INDICATE POTENTIAL FOR SUSTAINED SHARE MIGRATION Upside Among Early Adopters GROCERY SHARE OF SPEND ONLINE AMONG ECOMMERCE SHOPPERS Penetration Expansion % OF SHOPPERS WHO USE ONLINE FULFILLMENT TO PURCHASE CONSUMABLES AUGUST 2016 AUGUST 2017 28% 40% US % UK HOME DELIVERY CLICK-AND-COLLECT* SUBSCRIPTION Source: Kantar Consulting Digital CommerceScope (2017) 76 8% 6% 6% 5% 5% 4

KGM is an E-Commerce Leader ONLINE SHARE LEADING OFFLINE SHARE DIRECT TO CONSUMER #1 SITE IN FOOD & BEV #1 ITEM ON AMAZON GROCERY Sources: Internet Retailer - Ranking of Top eCommerce Sites 2017; Based on Average Position on Amazon Grocery and Gourmet Food Rankings 52wks ending 3/18/2018; Based on comparison of internal Keurig, One Click Retail, IRI and NPD share measures 52wks ending 3/18/2018 77

KGM E-Commerce at Multiple Points Capabilities Enable Consumer Reach DIRECT TO CONSUMER PURE-PLAYS OMNI-RETAILERS KGM ENABLERS Digital Marketing Integration Data Science & Analytics Digital Shelf Management E-Commerce Supply Chain 78

Keurig.com Moving from Auto-Delivery to Auto-Replenishment Subscription is 40% of Keurig.com Sales Subscribers generate 2x sales vs. non subscribers • +45% SUBSCRIBER GROWTH* • Connected brewer platform allows for true auto-replenishment Implemented on Keurig.com and with select retail partners Resolves #1 customer frustration with auto-delivery of pantry overload • • • * Latest 12 months 79

Keurig’s Position with Pure-Play is Accelerating System Growth AMAZON COFFEE $ SHARE E-Commerce Retailers Amazon Grocery #1 share at Amazon in both coffee and coffee makers Amazon Coffeemaker % % KeurigOther Single Roast & Ground Ready to Drink All Other Compatible Serve Source: One Click Retail L52WKS ending 3/3/18 80 57% 16% 77 12%

KGM E-Commerce Capabilities DPS Brands Online have the Potential to Accelerate The Keurig E-Commerce ADVANCED CONSUMER TARGETING DIGITAL SHELF MANAGEMENT Growth Toolkit E-COMMERCE AWARE PRICING AND PROMOTION DATA SCIENCE AND ANALYTICS E-COMMERCE ENABLED SUPPLY CHAIN 81

Agenda KDP Vision DPS Overview & Route-to-Market KGM Business Model & Capabilities KGM Transformation KDP Financial Outlook Integration Plan Interactive Session and Q&A • • • • • • • 82

Productivity and Cash Management Drive Adj. EBITDA Growth and Margin Expansion, Enabling Rapid Deleveraging K G MP R O F I T A B L E G R O W T H BREWER HH PENETRATION POD GROWTH/MIX REVITALIZED INNOVATION PIPELINE REPEATABLE MARKETING MODEL PARTNER VALUE PROPOSITION/ RETENTION OWNED BRAND GROWTH 83 CASH MANAGEMENT LOW COST MANUFACTURER

KGM Transformation Delivered Meaningful Performance Improvement 1 Actual results presented on a 52-week basis 2 Change from 2015 to 2017 3 Leverage at time of JAB acquisition in March 2016 Note: Operating Income metrics are non-GAAP financial measures. See Appendix for GAAP Reconciliations. 84 Calendar Year1 2015 2017 2-Yr CAGR Pod Volume (B) 10.5 11.3 3% Net Sales ($M) 4,392 4,135 (3%) Adj. Op. Income ($M) Adj. Operating Margin 821 18.7% 1,069 25.8% 14% 710 BPS2 Net Debt ($B) 5.7 3.3 Net Debt/ Adj. EBITDA 5.5x3 2.7x

Strategic Pricing of K-Cup Pods Addresses Largest Barrier to Consumer Adoption TOP CONSUMER REASONS FOR NOT OWNING A SINGLE CUP COFFEE MAKER – 2016 70% 60% 50% 40% 30% 20% 10% 0% PoPdoPdrice Price BBrerweewr perrice Price Makes Large Batches Environmental Source: 2016 Coffee Consumer Survey. Percent of non-owners citing as a barrier to single cup system adoption. 85

Retail Single Serve Pod Pricing is Approaching Key Consumer Thresholds US RETAIL PRICE-TIER TRENDS --$/POD $0.90 $0.78 $0.80 $0.75 Premium Brands1 $0.69 $0.73 $0.71 $0.70 OF CONSUMERS OUTSIDE OF THE KEURIG SYSTEM: $0.58 $0.56 $0.60 $0.55 Mainstream Brands2 $0.50 $0.53 $0.46 $0.50 Under $0.50, ~90% no longer find K-Cup pods “too expensive” $0.40 Private Label $0.37 $0.40 $0.34 At $0.30, over 75% find K-Cup pods “a bargain” $0.30 $0.20 2014 1Starbucks, Dunkin’ Donuts, Peet’s 2GMCR, Maxwell House, Folgers 2015 2016 2017 2018E Source: US Pricing IRI MULO; April 2017 KGM Van Westendorp Pricing Study 86 $0.43

Investment in Strategic Pricing Funded by COGS Cost-Out Initiatives 18.7% of sales Meaningful Savings Outpace Strategic Price Investment Household Penetration Growth • ZBB & Organizational Redesign • Kold Discontinuation • Increased A&P and Brewer Innovation Investments 25.8% of sales Note: Adjusted Operating Income is a non-GAAP financial measure. See Appendix for GAAP Reconciliation. 87 2015 Adj. Operating Income $821 Net of Cost-Out Less Price/Mix Investment Pod Volume Net of Other Strategic Actions 53 2017 Adj. Oper. Income $1,069M 130 65

Multiple Efficiency Initiatives Productivity and Cash have Generated DESIGN TO VALUE PROCUREMENT SUPPLY CHAIN REINVENTION OVERHEAD MANAGEMENT WORKING CAPITAL • • • • Redesigned existing brewers to improve quality and economics Introduced new brewers addressing consumer needs Improved brewer and direct material procurement practices Adopted clean-sheet approach on major inputs Initiated zero-basing of manufacturing and logistics operations Mandated cost leadership in pod manufacturing Implemented ZBB and organization redesign • Improved working capital management and cash conversion cycle 2017 Adj. EBITDA to cash conversion >160% • • • • 88

Strong Cash Flow Generation OPERATING WORKING CAPITAL % OF SALES has Enabled Rapid Deleveraging • Inventory Reduction • Receivable Terms Improvement • Extended Payment Terms Industry-Leading Improvement DEC ‘17 Note: Operating Working Capital defined as Trade receivables + inventory less accounts payable DEBT LEVERAGE Significant Debt Reduction Drives Optionality • Rapid Deleveraging • Multiple Rating Agency Upgrades MAR ’16* Note: Reflects Net Debt/TTM Adjusted EBITDA *At JAB Acquisition date DEC ‘17 89 5.5x $2.4B debt reduction 2.7x 15% 3200 BPS improvement MAR ’16* (17%)

Keurig Green Mountain EXCLUDES DEAL SYNERGIES Stand-Alone Outlook HH Penetration gains drive MSD volume growth, combined with moderation in strategic pricing, enables 2-3% revenue growth 2019 and beyond Pod Supply Chain efficiency program, combined with improved brewer sourcing, delivers continued annual margin improvement 1 2015 and 2017 actuals presented on a 52-week basis Note: Adjusted EBITDA metrics are non-GAAP financial measures. See Appendix for GAAP reconciliation. 90 Calendar Year1 $B USD 2015 2017 2018 Outlook Net Sales $4.4 $4.1 ~Flat Adj. EBITDA $1.0 $1.2 +9% to +12% Adj. EBITDA Margin 23% 29% +200 bps to +300 bps

Agenda KDP Vision DPS Overview & Route-to-Market KGM Business Model & Capabilities KGM Transformation KDP Financial Outlook Integration Plan Interactive Session and Q&A • • • • • • • 91

Keurig Dr Pepper Financial Outlook MERGER CREATES POWERFUL COMBINATION EXPECTED TO DRIVE ACCELERATED FINANCIAL PERFORMANCE 1 KGM actual results (52 weeks) plus DPS actual results 2 2018 reflects full year KGM management estimates for KDP on a pro-forma basis 3 2018 Adjusted diluted EPS burdened by full year pro-forma interest expense of ~$600M and assumes 1.4B shares outstanding and an effective tax rate of ~26% 4 2018-2021 CAGR reflects KGM management estimates for KDP and assumes 1.4B shares outstanding 5 Preliminary PPA adjustment as shown in Proxy on 1/31/18 approximating $65M / $0.04 per diluted share; subject to final adjustment post merger closing 6 Pro-forma 2018 Adjusted diluted EPS after Preliminary PPA adjustment Note: 2017 Adjusted EBITDA metrics and Adj. Diluted EPS are non-GAAP financial measures. See Appendix for GAAP Reconciliations. 92 $B USD, except per share data 20171 PRO-FORMA 20182 ’18 - ’21 CAGR4 Net Sales $10.8 1 - 2% 2 - 3% Adj. EBITDA $2.8 7 – 8% 11 - 12% Adj. EBITDA Margin 26% +100 to +150 bps +600 to +700 bps Adj. Diluted EPS N/A $1.06 - $1.113 15 - 17% Preliminary Purchase Price Accounting (PPA) Adjustment N/A $0.045 N/A Adj. Diluted EPS After Preliminary PPA Adjustment N/A $1.02 - $1.076 15 – 17%

Key Highlights of KDP Outlook NET SALES • 2018 KDP growth of 1 – 2%, as MSD pod volume growth is moderated due to continued strategic pricing at KGM • 2019–2021 KDP growth accelerates to the overall combined industry growth rate of 2–3%, as KGM revenue growth increases to pod category volume growth rate due to moderation of strategic pod pricing ADJ. EBITDA • 2018 Pro-Forma Adj. EBITDA growth of 7–8%, driven by revenue growth and margin expansion, primarily on KGM business • 2018–2021 Adj. EBITDA CAGR of 11–12%, as KGM core business realizes margin improvement, DPS performance continues in line with historical trends and $600M of deal synergies are phased in at approximately $200M/year between 2019-2021 ADJ. DILUTED EPS • 2018–2021 Adj. EPS CAGR of 15–17%, driven by Adj. EBITDA growth, combined with deleveraging (target below 3.0x in 2-3 years) DIVIDEND • $0.60 per share annually, will be reviewed regularly for potential increase 93

Detailed Synergy Framework Deliver $600M in Savings Developed to $8.4B Total Combined Baseline Cost ~$600M Total Synergies1 Synergies of ~$200M/yr 2019-2021 1Costs to achieve of $750M 94 SG&A Support Functions • Primarily duplicative support functions Advertising & Promotion • Agency optimization • Non-working expenditure scale • Media purchasing leverage INDIRECT SPEND • Overlapping vendors • New economies of scale SUPPLY CHAIN OVERHEAD Manufacturing (COGS) • Minimal manufacturing synergies due to product format and other differences Direct Spend (COGS) • >$500M in direct spend category overlap • $2.8B in non-overlap categories Logistics Network (Distribution) • Optimize 3PL footprint • Increase warehouse utilization • Increase transportation utilization

KGM Targeted Acquisition Synergies with Comparable Transactions of 9% are in line Beverage Median: 9.9% Food Median: 8.2% 13.3% 14% 13.4% Food Beverage 13.1% 12.5% 12% 10% % 7.4% 7.5% 7.5% 8% 6% 4% 2% 0% PepsiCo / Quaker (2000) Diageo / Seagram Brands (2000) Cadbury Nestlé / Schweppes Ralston Snapple(2001) (2000) Unilever / Bestfoods (2001) Pernod Ricard / Danone / Britvic / C&C Pernod InBev / Cadbury / SABMiller / AB Inbev / Tyson / Smucker's / Heinz / Kraft Heinz / Kraft Snyder's AB InBev / Danone / KGM / DPS Numico (Soft Drinks) Ricard / V&S Anheuser Kraft (2010) FostersGrupo Hilshire Big Heart (Announced) (Research Lance / SAB Miller Whitewave (2018) (2015)(2016) Allied (2007)(2007)(2008) Busch (2008) (2012) Modelo (2012) (2014) Pet Brands (2015) Estimates) Diamond Domecq (2005) (2015) (2015) Foods (2015) ($ in mm) Synergies Value 350 250 50260 750 393 275 19 2002,250800175 1,000 300 2001,500 2,287 75 1,400300600 Target LTM 5,072 Revenue 2,525 7692,766 8,721 3,142 3,618 193 1,49316,9179,7562,365 7,634 3,996 2,299 18,293 18,293 872 16,471 4,012 6,690 Source: Company research reports, public filings and news articles Note: Dashed areas indicate announced upward revision of synergy estimates. Medians include revised estimates and exclude Heinz / Kraft research estimates. Synergy value figures are as of revised estimates. Figures converted to USD using daily exchange rates as of announcement date. 95 % of Target Sales 12.5% 9.9% 9.4% 9.8% 9.0% 6.9% 7.6% 8.2% 8.78.2% 8.6% 8.5% 8.6% 6.5%

Distribution Network Key Principles Optimization Represents Significant Savings Opportunity WAREHOUSE AND TRANSPORTATION NETWORK Spend base of $1B Integrate distribution network and realize synergies from overlap Leverage scale of combined distribution centers Optimize use of transportation assets and delivery to shared customers • • • • Existing distribution footprint presents opportunity for synergy capture:  Distribution centers located in similar geographies  Excess warehouse capacity and capability to further expand DPS-owned locations  Overlap in KGM and DPS direct-to-warehouse customer delivery locations DISTRIBUTION CENTERS KGM DPS 96

Procurement Offers Another Significant Synergy Opportunity Direct Spend: $3B Spend Base Consolidate supplier base for overlap direct spend categories Collaborate with consolidated supplier base to leverage scale efficiencies >$500M in overlapping direct spend categories identified: • Packaging • Direct Materials DIRECT AND INDIRECT PROCUREMENT STRATEGIES Indirect Spend: $2B Spend Base Indirect vendor consolidation Economies of scale on previously minor spend categories 97

Perspective on KDP Financial Results in 2018 FINANCIAL REPORTING IN 2018 WILL BE IMPACTED BY DEAL CLOSE TIMING, ALONG WITH RELATED EXPENSES/ADJUSTMENTS KGM FY stand-alone results: Consolidated 2018 KDP Guidance to be provided following deal close DPS Stub Year and other impacts: • DPS financial results to be consolidated for ~6 months • Acquisition interest expense for ~6 months • No acquisition synergies expected • Weighted Avg. Diluted Shares O/S estimated at 870M to 900M • Final Purchase Price Accounting adjustments1 • Effective tax rate of ~26% 1 Preliminary Purchase Price Accounting adjustments identified to-date ~$65M; subject to final adjustment post merger closing 98 Net Sales Adj. EBITDA Adj. EBITDA Margin Vs PY ~$4.1B ~$1.3B +200 bps to +300 bps

KDP Commitment to Investment Grade Profile BALANCED LONG-TERM BUSINESS STRENGTHS FINANCIAL ANCHOR POLICY SHAREHOLDERS Significant scale with North America focus Rapid deleveraging, <3.0x in 2-3 years Committed long-term anchor shareholders in JAB, JAB’s partners and Mondelez Proven management team that is personally invested Expanding profit margins and strong cash flow generation Dividend policy to return cash to shareholders 99

KDP is Created to Win in the Changing Consumer and Shopper Landscape Broad Brand Portfolio Scale Distribution & Selling System Innovation, Renovation, M&A and Partnering Capabilities Highly Efficient Business Model 100

Combined Brand Portfolio Enhances into Higher Growth Segments Scale and Extends RTD Coffee CSDs Juice Water Sport / Energy RTD Tea Tea SS Coffee Category Retail $ Trends1 (1%) to 1% Non-Colas +1 to 2% (2%) to 0% Coconut +10% 3% to 6% 6% to 10% 6% to 10% +10% 0% to 2% +10% Dr Pepper Snapple Keurig Green Mountain 1McKinsey Retail Dollar Estimates for 2011 to 2016, based on Beverage Digest, Nielsen and Euromonitor; US + Canada; excludes non-packaged formats (e.g. CSD Fountain, Coffee Shop Retail locations) 101 Allied / Partner Owned / Invested DPS Brand

Combined Capabilities Creates a Selling and Distribution SEVEN DISTINCT ROUTE-TO-MARKET MODELS OFFERS NEAR-UNIVERSAL COVERAGE Powerhouse 1 2 3 4 5 6 7 Company-Owned DSD Independent Distributor Partners Warehouse Direct COLA System Fountain & Foodservice capabilities across both brand 102 Strengths Strengths AT HOME EFFICIENCY WAREHOUSE DIRECT AND AT HOME Improves scale and relevance with key customers Enables cost synergies E-COMM AWAY FROM HOME GROWTH DSD Provides access to impulse outlets and hands-on merchandising for trial, brand building and innovation across both portfolios GROWTH E-COMM AND AWAY FROM HOME Enables complete away from home beverage solution Leverages KGM E-Commerce portfolios Strengths CONTINUITY COLA AND FOUNTAIN Maintains existing Dr Pepper brand strength

Near-Term Opportunities Peet’s RTD Distribution Forto Energy Shot Expansion K-Cup Pod Expansion in Convenience / Small Format DPS Expansion into E-Comm & Away from Home 103

Agenda KDP Vision DPS Business Overview & Route-to-Market KGM Business Model & Capabilities KGM Transformation KDP Financial Outlook Integration Plan Interactive Session Q&A • • • • • • • • 104

Focused Integration Management Office Integration and Maximize Value Capture Will Enable Seamless into KDP CEO of senior level leaders from both businesses Team based in accountable capture of synergies 105 Fully dedicated core team Direct report Plano, TX Responsible and for delivery of all integration steps and

Structure of the Integration and Value Capture Teams Integration Management Office – 100% dedicated CIO DEREK HOPKINS Org, talent, culture & communications JAXIE ALT Value capture & synergy acceleration PAUL ARMOUR Value capture & financial baselining TRAVIS WADE Master planning TBD OTHERS TO BE NAMED Initial value capture acceleration streams Procurement Logistics Organization Design ZBB Revenue & Growth New Product Commercialization 106 EXTERNAL ADVISORS

Agenda KDP Vision DPS Business Model & Capabilities KGM Business Model & Capabilities KGM Transformation KDP Financials Outlook Integration Plan Interactive Session and Q&A • • • • • • • 107

Beverage & Innovation Immersion Coffee Innovation DPS Brands & Innovation Brewer Innovation 5 Groups 5 Stations 12 Mins / Station DPS Brands & Innovation Connected Brewers 108

Appendix 109

Reconciliation of Maple GAAP Operating Income to KGM Non-GAAP Operating Income Three Months Ended Three Months Ended December 30, 2017 December 24, 2016 December 26, 2015 December 27, 2014 3 - - Fiscal 2017 + = Fiscal 2015 + = (unaudited) (unaudited) (unaudited) (unaudited) Maple GAAP Operating Income2 Maple Acquisition, Integration and Productivity Expenses…………………………………. $ 899 $ 230 $ 264 $ 765 $ 90 $ 216 $ - $ - $ - $ - $ 71 $ - KGM Operating Income2 Expenses related to SEC Inquiry and Pending Litigation………………………………………………………. Expenses related to Antitrust litigation……………………………………………………… Amortization of Identifiable intangibles…………………………………………………… $ 899 $ 230 $ 264 $ 765 $ 161 $ 216 $ - $ - $ - $ 2 $ - $ 1 $ 3 $ (3) $ 1 $ 6 $ 0 $ 3 $ 96 $ 29 $ 24 $ 48 $ 12 $ 10 Restructuring Expenses………………………………… Acquisition, Integration and Productivity Expenses……………………………………………………… $ 45 $ 7 $ 1 $ 15 $ 1 $ - $ 77 $ 4 $ 14 $ 25 $ 17 $ - Stock Compensation……………………………………. 53rd week…………………………………………………….. Proxy Adjustments1………………………………………. KGM Non-GAAP Operating Income $ $ 37 (19) (25) 1,113 $ $ $ $ 11 $ $ 17 $ $ $ $ - - - 861 $ $ $ $ - - - 190 $ $ $ $ - - - 230 - - (7) 271 (6) 315 $ $ 1Certain stock compensation expense identified as an additional non-GAAP adjustment in the preliminary proxy 2Maple is a holding company that does not have any operations or material assets other than its indirect equity interests in KGM. Maple completed the acquisition of KGM on March 3, 2016. As a result of the acquisition, Maple is the “successor” to KGM. The financial statements presented for periods prior to March 3, 2016 represent the operations of the predecessor, KGM and pe riods on or after March 3, 2016, represent the operations of the successor, Maple. 3Maple’s fiscal year ends on the last Saturday in September. Consequently, every fifth fiscal year includes 53 weeks rather than 52 we eks. Maple’s fiscal year 2017 included 53 weeks, resulting in one additional operating week in the fiscal fourth quarter. 110 Calendar Year 2015 (unaudited) $639 $71 $710 $1 $3 $50 $16 $42 $-$- $-$821 Calendar Year 2017 (unaudited) $865 $-$865 $-$(1) $101 $51 $67 $31 $(19) $(26) $1,069

Reconciliation of Maple GAAP Operating Income to KGM Non-GAAP Operating Income

	Fiscal 2017[3]	+	Three Months Ended December 30, 2017 (unaudited)	-	Three Months Ended December 24, 2016 (unaudited)	=	Calendar Year 2017 (unaudited)	Fiscal 2015	+	Three Months Ended December 26, 2015 (unaudited)	-	Three Months Ended December 27, 2014 (unaudited)	=	Calendar Year 2015 (unaudited)
Maple GAAP Operating Income[2]	$ 899		$ 230		$ 264		$ 865	$ 765		$ 90		$ 216		$ 639
Maple Acquisition, Integration and Productivity Expenses	$ -		$ -		$ -		$ -	$ -		$ 71		$ -		$ 71
KGM Operating Income[2]	$ 899		$ 230		$ 264		$ 865	$ 765		$ 161		$ 216		$ 710
Expenses related to SEC Inquiry and Pending Litigation	$ -		$ -		$ -		$ -	$ 2		$ -		$ 1		$ 1
Expenses related to Antitrust litigation	$ 3		$ (3)		$ 1		$ (1)	$ 6		$ 0		$ 3		$ 3
Amortization of Identifiable intangibles	$ 96		$ 29		$ 24		$ 101	$ 48		$ 12		$ 10		$ 50
Restructuring Expenses	$ 45		$ 7		$ 1		$ 51	$ 15		$ 1		$ -		$ 16
Acquisition, Integration and Productivity Expenses	$ 77		$ 4		$ 14		$ 67	$ 25		$ 17		$ -		$ 42
Stock Compensation	$ 37		$ 11		$ 17		$ 31	$ -		$ -		$ -		$ -
53rd week	$ (19)		$ -		$ -		$ (19)	$ -		$ -		$ -		$ -
Proxy Adjustments[1]	(25)		$ (7)		(6)		$ (26)	$ -		$ -		$ -		$ -
KGM Non-GAAP Operating Income	$ 1,113		$ 271		$ 315		$ 1,069	$ 861		$ 190		$ 230		$ 821

[1]Certain stock compensation expense identified as an additional non-GAAP adjustment in the preliminary proxy

[2]Maple is a holding company that does not have any operations or material assets other than its indirect equity interests in KGM. Maple completed the acquisition of KGM on March 3, 2016. As a result of the acquisition, Maple is the "successor" to KGM. The financial statements presented for periods prior to March 3, 2016 represent the operations of the predecessor, KGM and periods on or after March 3, 2016, represent the operations of the successor, Maple.

[3]Maple's fiscal year ends on the last Saturday in September. Consequently, every fifth fiscal year includes 53 weeks rather than 52 weeks. Maple's fiscal year 2017 included 53 weeks, resulting in one additional operating week in the fiscal fourth quarter.

110

KDP

Reconciliation of KDP Pro-Forma GAAP Income Before Tax to KDP Pro-Forma Adjusted EBITDA Twelve Months Ending 8 December 31, 2017 KDP (unaudited) KDP Pro-Forma GAAP Income Before Tax Litigation Expense Restructuring Expenses Acquisition, Integration and Productivity Expenses Stock Compensation expense Mark to Market Loss on Extinguishment of Debt Depreciation Amortization Debt Servicing Expenses9 Interest Expense (Gain)/Loss on Joint Venture KGM 53rd Week10 KDP Pro-Forma Adjusted EBITDA $ $ $ $ $ $ $ $ $ $ $ $ $ $ 1,424 (1) 54 90 32 (94) 121 339 124 89 627 8 (27) 2,786 8Includes DPS 2017 reported results and KGM’s fiscal 2017 second quarter, fiscal 2017 third quarter, fiscal 2017 fourth quarte r and fiscal 2018 first quarter. KGM’s fiscal 2018 first quarter ended December 30, 2017, any KGM operating activity on December 31, 2017 is excluded. 9Debt Servicing Expenses include financial instruments used to hedge interest rate and currency impact to debt costs as well as impact of currency fluctuations on debt revaluation. 112 10Maple’s fiscal year ends on the last Saturday in September. Consequently, every fifth fiscal year includes 53 weeks rather than 52 weeks. Maple’s fiscal year 2017 included 53 weeks, resulting in one additional operating week in the fiscal fourth quarter.